EXHIBIT 99.1

PRESS RELEASE

Southwest Bancorporation of Texas, Inc. Completes Merger
With Klein Bancshares, Inc.

—Significant expansion of banking center network and ATMs adds greater convenience—

     HOUSTON (Oct. 1, 2004) – Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT), parent of Southwest Bank of Texas NA, today announced the completion of its merger with Klein Bancshares, Inc, parent of Klein Bank.

     “I am genuinely excited about the Klein team joining our company and the growth opportunities we have as a result of our expansion into this terrific market,” said Paul B. Murphy, Jr., CEO of Southwest Bank of Texas. “Our new team is in a great position to make a difference for all of our customers.”

     The combined Bank has the fourth largest deposit franchise in greater Houston and Galveston and is the largest independent bank in this region. Pro forma as of June 30, 2004, the combined company has approximately $7.04 billion in total assets, $4.18 billion in loans, $5.32 billion in deposits, a loan limit of $87 million and 78 banking centers, 73 in the greater Houston area and five in Dallas. The combined company has approximately 375,000 accounts and 250,000 customers.

     “By joining forces, we have created an even stronger independent bank with deep roots throughout the communities we serve,” said John Klein, chairman of Klein Bank. “When you take the people from both organizations and match them with the products and services of Southwest Bank of Texas, it is clear that our region will benefit in compelling ways.”

     Added Scott J. McLean, president of Southwest Bank of Texas: “The strengths of a proposed merger with Klein Bank were evident before we announced our definitive agreement in May. However, in working with Klein’s leadership and employees over the last few months, we are seeing numerous examples of exactly how this partnership benefits customers, shareholders, employees and the community.”

     The merger is a cash and stock transaction valued at $165 million. Klein Bancshares, Inc. shareholders will receive approximately $16 million in common stock as part of their total purchase consideration. Operations will be fully combined in the first quarter of 2005.

Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas NA, is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with more than $7 billion in assets, has 78 full-service branches located throughout the Houston and Dallas metropolitan areas.

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses including Klein Bancshares, Inc.; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

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Contacts:

Sarah Peterson
Senior Vice President
Investor and Corporate
Communications
713-232-1115

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